                                                                    EXHIBIT 23.1

                        [COOPERS & LYBRAND LETTERHEAD]




                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Lason, Inc. on Form S-8 (File No. 333-18551) of our report dated March 16, 1998, on our audits of the consolidated financial statements and financial statement schedule of Lason, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report was included in this Annual Report on Form 10-K/A.



Coopers & Lybrand LLP


Detroit, Michigan
April 15, 1998